Exhibit 10.2

AMENDMENT NO. 2
(Subordinated Credit Agreement)

This Amendment No. 2 ("Agreement") dated as of April 30, 2009 ("Effective Date") is among Abraxas Energy Partners, L.P., a Delaware limited partnership ("Borrower"), the lenders party to the Credit Agreement described below from time to time as Lenders, and Société Générale, as Administrative Agent (in such capacity, the "Administrative Agent").

RECITALS

A.                      The Borrower, the Lenders and the Administrative Agent are parties to the Subordinated Credit Agreement dated as of January 31, 2008, as amended by that certain Amendment No. 1 dated as of January 16, 2009 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; each capitalized term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary).

B.                      Contemporaneously herewith, the Borrower, the Senior Agent and the Senior Lenders (each as defined in the Credit Agreement) propose to make certain amendments to the Senior Credit Agreement (as defined in the Credit Agreement) pursuant to that certain Amendment No. 2 dated as of April 30, 2009 (the "Senior Credit Agreement Amendment") among the Borrower, the Senior Agent and the Senior Lenders.

C.                      The Borrower has requested that the Lenders (a) to the extent required to make such agreement effective, consent to the Senior Credit Agreement Amendment and (b) make certain amendments to the Credit Agreement as provided herein.

D.                      The Borrower, the Administrative Agent and the Lenders wish to, subject to the terms and conditions of this Amendment, make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Terms Defined Above.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

Section 1.02 Other Definitional Provisions. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement.  Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

ARTICLE II.

CONSENT

Section 2.01Consent; Acknowledgment; Agreement.  Subject to the terms of this Amendment and to the extent required to make such agreements effective, the Administrative Agent and the Lenders hereby consent to the execution and delivery of the Senior Credit Agreement Amendment and the terms and conditions thereof.  The consent by the Lenders and by the Administrative described in this Section 2.01 is referred to herein as the "Consent."  The Consent is contingent upon the satisfaction of the conditions precedent described in Article V below.  The Consent is strictly limited to the extent described herein.  Nothing contained herein shall be construed to be a consent to or a permanent waiver of the Sections covered by the Consent provided for herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or any other Loan Document.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to any provision of the Credit Agreement or any other Loan Document.  The description herein of the Consent is based upon the information provided to the Lenders on or prior to the date hereof, and, to the extent that material information is incorrect or omitted with respect to any activity, event or circumstance that could result in a Default or Event of Default, the Consent shall not be deemed to apply to such activity, event or circumstance.  The failure of the Lenders to give notice to the Borrower of any such Defaults or Events of Default is not intended to be nor shall be a waiver thereof.  The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents pursuant to the terms thereof, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

ARTICLE III.

AMENDMENTS

Section 3.01Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term "Applicable Margin" in its entirety and replacing it with the following:

"Applicable Margin" means, with respect to any Advance, (a) during such times as any Event of Default exists, 3% per annum plus the rate per annum set forth below for the relevant Type of such Advance based on the applicable date, and (b) at all other times, the rate per annum set forth below for the relevant Type of such Advance.  The Applicable Margin for any Advance shall change when and as any such Event of Default commences or terminates.

Eurodollar Rate Advances	Reference Rate Advances
10.00%	9.00%

Section 3.02Section 7.01(p) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(p)           Equity Issuance Proceeds. The Borrower fails to receive Equity Issuance Proceeds in immediately available funds in an amount equal to at least $20,000,000 on or before May 7, 2009.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties.  The Borrower represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of  the Borrower and have been duly authorized by appropriate partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Borrower's obligations under the Loan Documents.

ARTICLE V.

CONDITIONS

This Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

Section 5.01 Documentation.  The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, and the Lenders.

Section 5.02 Senior Credit Agreement Amendment.  The Administrative Agent shall have received true and correct copies of the fully-executed Senior Credit Agreement Amendment and such agreement shall have become effective.

Section 5.03 No Default.  No Default shall have occurred and be continuing as of the Effective Date.

Section 5.04 Representations and Warranties.  The representations and warranties in this Agreement shall be true and correct in all material respects.

Section 5.05 Fees and Expenses.  The Borrower shall have paid all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

ARTICLE VI.

MISCELLANEOUS

Section 6.01 Effect on Loan Documents; Acknowledgments.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)           Each of the Borrower, the Administrative Agent and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and agrees that the Credit Agreement and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consent and amendment granted hereunder.

(d)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 6.02 Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 6.03 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower, the Administrative Agent and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 6.04 Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 6.05 Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.06Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

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